CODI Investor Day Presentation JANUARY 19, 2023

Legal Disclaimer This presentation contains certain forward-looking statements within the meaning of the federal securities laws. These statements may be made a part of this presentation or by reference to other documents we file with the SEC. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “may,” “estimate,” “should,” “seek,” “expect,” “plan,” “believe,” “intend,” “target,” “poised,” references to future periods and similar words, or the negatives of those words, are intended to identify forward-looking statements. Certain statements regarding the following particularly are forward-looking in nature: future financial performance, market forecasts or projections, projected capital expenditures; and our business strategy. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings. In addition, our discussion may include references to Adjusted Earnings, Adjusted EBITDA, EBITDA, retained cash, cash flow, or other non-GAAP measures. A reconciliation of the most directly comparable GAAP financial measures to such non-GAAP financial measures is included in our annual and quarterly reports in Forms 10-K and 10-Q filed with the SEC as well as the attached Appendix. 2 In reliance on the unreasonable efforts exception provided under Regulation G and Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled subsidiary adjusted EBITDA or adjusted earnings to their comparable GAAP measures because we do not provide guidance on net income (loss) or net income (loss) from continuing operations or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

PATRICK MACIARIELLO COO Joined The Compass Group in 2005 Investment Committee Member Graduate of University of Notre Dame and Columbia Business School ELIAS SABO Founding Partner & CEO Responsible for directing CODI’s strategy Investment Committee Member Joined The Compass Group in 1998 as one of its founding partners Graduate of Rensselaer Polytechnic Institute RYAN FAULKINGHAM CFO CODI Presenters 3 Kurt Roth Partner & Head of Healthcare Zoe Koskinas Vice President & Head of ESG Responsible for leading CODI’s Healthcare efforts Joined The Compass Group in 2022 as one of its partners and Head of Healthcare Graduate of University of California, Berkeley Responsible for capital raising, accounting and reporting, financial controls, as well as risk assessment Investment Committee Member Joined The Compass Group in 2008 Graduate of Lehigh University and Fordham University Responsible for CODI’s commitment to environmental stewardship, corporate social responsibility, corporate governance and sustainability Joined The Compass Group in 2021 Graduate of University of Western Sydney and the Institute of Sustainability Leadership at Cambridge

Agenda Opening Remarks and Value Creation Roadmap – Elias Sabo State of the M&A Market – Pat Maciariello Launch of Healthcare Vertical – Kurt Roth CODI ESG – Zoe Koskinas Financial Review – Ryan Faulkingham 4 3 4 1 5 2

Opening Remarks and Value Creation Roadmap 5

Who is CODI?

Compass Diversified (NYSE: CODI) owns and manages a diverse group of leading middle-market businesses

Long-term ownership approach through permanent capital base

Founded in 1998, came public in 2006

Currently own and manage seven branded consumer and four niche industrial subsidiaries

Provide shareholders access to leading middle market businesses through public company transparency and liquidity

CODI managed by The Compass Group

SUBSIDIARIES

5.11 | Advanced Circuits | Altor Solutions | Arnold Magnetic Technologies | ergobaby | Lugano Diamonds | BOA | marucci | PrimaLoft | The Sterno Group | Velocity Outdoor

COMPASS DIVERSIFIED

CODI BY THE NUMBERS

As of 9/30/22

$7.0B+	**Aggregate Acquisitions** 23 Platforms & 32 Add-Ons
$3.3B	**Invested Capital** 11 Current Companies
$2.3B+	**TTM Proforma Revenue**
$464M+	**TTM Proforma Adjusted EBITDA**
$167.0M	**TTM Adjusted Earnings**
~$550M	**Available Revolver + Cash** Permanent Capital Base
17%	**TTM Proforma Revenue Growth**
17%	**TTM Proforma Subsidiary Adjusted EBITDA Growth**

6

Our History 2006 2018 2018 – Elias Sabo named CEO 2019 – Opportunistically Divested Manitoba Harvest & Clean Earth 20192014 2014 – Balance sheet restructuring May 2006 – IPO 2020 2020 – COVID-19 outbreak, Acquired BOA and Marucci 2021 - Opportunistically Divested Liberty Safe; Acquired Lugano Diamonds 2021 2022 2022 - Acquired PrimaLoft for $530M 7

Our History

May 2006 – IPO

- Four subsidiaries, ~$70M subsidiary Adj. EBITDA
- Cost of debt: mid-teens
- Acquisition strategy: Acquire and manage market share leading businesses in stable industries at low multiples

2014 – Balance Sheet Restructuring

- Refinanced debt with leading national bank
- Added term loans, significantly lowered cost of debt
- Increased use of leverage to lower WACC

2018 – Elias Sabo Named CEO

- 10 subsidiaries, ~$258M subsidiary Adj. EBITDA
- Accessed high yield market for first time with $400M, eight-year bond, 8% interest rate
- **Strategy shift:** Acquire and manage market share leading businesses with strong growth profiles at prevailing market prices, opportunistically divest slower growth businesses, accelerate core growth rate

2019 – Opportunistically Divested Manitoba Harvest & Clean Earth

- Achieved record pricing – ~$900M in combined sale enterprise value
  - 2018 combined Adj. EBITDA of $46.5M (~19x multiple)
- No new acquisitions despite record liquidity
- 10th year of economic cycle coupled with record acquisition multiples favored divesting, not acquiring

2020 – COVID-19 Outbreak, Acquired BOA and Marucci

- Acquired BOA Technologies for $454M and Marucci Sports for $200M (pre-Lizard Skins)
  - BOA first year Adj. EBITDA[1] - $59.5M (7.6x forward multiple)
  - Marucci Sports first year Adj. EBITDA[2] - $27.8M (7.2x forward multiple)
- Issued $200M of unsecured bonds at same pricing as 2018 despite pandemic distortions
- Achieved slight organic growth despite global pandemic

2021 - Opportunistically Divested Liberty Safe; Acquired Lugano Diamonds

- Liberty Safe sale enterprise value of $147.5M (7.8x 2020 EBITDA; 13.5x 2019 EBITDA)
- Acquired Lugano Diamonds for $268M
  - First year Adj. EBITDA[2] of $60.2M (4.4x forward multiple)
- Refinanced debt – issued $1B of 8-year unsecured bonds at 5.25%; $300M of 10-year unsecured bonds at 5%
  - Saves $36.5M[3] (>$0.55/share) per year in lower financing costs

2022 - Acquired PrimaLoft for $530M

- Issued $400M of Term Loan A, taking advantage of secured debt capacity
- 11 subsidiaries, $464M subsidiary TTM Adj. EBITDA[4], up 17% over prior year

1. Measurement period is LTM 6/30/21.
2. Measurement period is 2021.
3. Assumes 8% rate of savings and 64.9M historical share count at the time of bond refinancing.
4. Measurement period is LTM 9/30/22.

COMPASS DIVERSIFIED

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Our Business Transformation is Accelerating Our Core Growth Rate Pro Forma Subsidiary Growth Profile 9 1. Revenue, Adj. EBITDA, capex shown pro forma for acquisition of Lugano Diamonds and PrimaLoft and divestiture of Liberty Safe. 2. Growth capex at 5.11 for retail store rollout. 3. Subsidiary Adj. EBITDA does not include $52M of management fees and $17M corporate expenses. Subsidiaries ($ in millions) Year Acquired TTM AT 9/30/22(1) Purchase Price + Add-onsRevenue Revenue Growth Rate Subsidiary Adj. EBITDA Adj. EBITDA Growth Rate Adj. EBITDA Margin Capital Expenditures 2016 $475 8.0% $66 2% 14% $19(2) $400 2017 $245 -10% $39 -28% 16% $5 $268 2010 $93 10% $17 11% 18% $1 $168 2021 $180 75% $60 73% 33% $5 $268 2020 $154 47% $32 13% 21% $4 $249 2020 $211 42% $82 49% 39% $5 $454 2022 $78 32% $32 44% 40% - $530 Total Branded Consumer: $1,437 18% $328 19% 23% $39 2014 $357 -6% $43 -8% 12% $3 $347 2018 $257 58% $40 28% 16% $3 $321 2012 $154 24% $25 44% 16% $6 $165 2006 $90 3% $27 6% 30% - $100 Total Niche Industrial: $860 14% $136 12% 16% $12 Consolidated: $2,297 16.6% $464(3) 17.0% 20% $51 $3,270 Operating cash flow margin18%

Zooming in on The Assets Driving This Transformation

BOA

- Disruptive technology, low market penetration
- Significant IP
- Highly diversified customer base
- Historical earnings growth rate of 40%+
- $82M in TTM Adj. EBITDA

PRIMALOFT

- Disruptive technology, low market penetration
- Strong IP
- Global brand rooted in sustainability
- Historical earnings growth rate of ~20%
- Highly diversified customer base
- $32M in TTM Adj. EBITDA

LUGANO DIAMONDS

- Disruptive business model, low market penetration
- Historical 50%+ earnings growth rate
- $60M in TTM Adj. EBITDA

5.11

- Authentic niche global brand
- Diversified revenue channel
- Historical 10%+ earnings growth rate
- $66M in TTM Adj. EBITDA

Collectively, these companies represent $240M of TTM Adj. EBITDA (52% of total consolidated TTM Adj. EBITDA), growing at strong double-digit growth rates with positive outlooks to sustain this growth.

COMPASS DIVERSIFIED
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Where Are We Going? 2023 And Beyond.

2023+ - Achieve subsidiary Adj. EBITDA of $1B by 2028. How?

- 11 current companies producing subsidiary Adj. EBITDA of ~$465M in 2022E[1], growing at a core growth rate of 8-10%
  - 3-year pro forma growth – 2020 ~+1%; 2021 +34%; 2022E[1] +12% (CAGR +16%)
  - ~$715M[2] in subsidiary Adj. EBITDA in 2028
  - Acquisition strategy requires $285M of additional net Adj. EBITDA

- Future state of 15+ subsidiaries, $1B+ Adj. EBITDA, avg. company size >$50M, similar core growth profile as today
  - Generate significant levels of free cash flow
  - Improve credit ratings and lower cost of capital
  - Expand ESG efforts, creating a platform that provides essential capital in a societally responsible manner

COMPASS DIVERSIFIED

1. Based on the guidance midpoint as of the Company's third quarter earnings call.
2. Assumes no growth in 2023 due to global macro headwinds but core growth rate resumes thereafter.

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Financial Targets 121. Outlook provided on third quarter 2022 earnings call. Figures represent midpoint of ranges given. 2. These estimates are preliminary and subject to change. 3. Represents midpoint of 2028 growth target percentage range. 2022E¹ 2023E² Long-Term Growth Targets Subsidiary Adj. EBITDA $465M $465M 8%-10% Adj. Earnings $150M $140M 12%-15% Dividend $1.00 $1.00 (~5% yield) Higher Adjusted Earnings growth rate is being driven by the leverage gained from fixed expenses like management fees, corporate expenses, interest and preferred costs -10% v. 2023E (~$715M³) 1 - v. 2023E (~$265M³) 2028 GROWTH TARGETS

Announced Sale of Advanced Circuits PURCHASE PRICE (MAY 2006) $81M +$19M in add-on acquisitions DESCRIPTION Manufacturer of quick-turn, small-run and production rigid printed circuit boards ANNOUNCEMENT DATE (JAN 2023) January 19, 2023 - Compass Diversified announced the definitive agreement to sell Advanced Circuits, Inc. (ACI) to APCT, Inc., a leading manufacturer of high reliability printed circuit boards, and portfolio company of Industrial Growth Partners $220M Cash at close $100M - $110M Expected pre-tax gain on sale Pay off outstanding revolver borrowings USE OF PROCEEDS 13

How CODI Intends to Drive Long-Term Shareholder Value

CODI is poised to deliver double digit earnings growth while also returning capital through its quarterly dividend (currently yielding ~5%).

HOW?

1) M&A - Achieve a higher rate of return on acquired assets than the return lost from opportunistic divestitures
   - Since 2018 our three divestitures have realized a multiple of 16x
   - Our four acquisitions were at an average multiple of 8x first 12 months of CODI ownership[1]
   - Earnings dilution from a sale is temporary – earnings power recouped upon the consummation of another acquisition

2) Widen our WACC advantage (principally versus private equity investors)

3) $50M share repurchase plan announced today
   - Allows CODI to opportunistically drive shareholder value when market prices become dislocated from intrinsic value

COMPASS DIVERSIFIED

1. PrimaLoft data is as of the last twelve months ended 9/30/22, only 1 full quarter of CODI ownership.

14

State of the M&A Market 15

State of the M&A Market 16 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 Q1 2021 Q2 2021 Q3 2021 Q1 2022 Q2 2022 Q3 2022 Global M&A Transaction Value - Targets Under $500M EV Data provided by S&P Capital IQ $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 Q1 2021 Q2 2021 Q3 2021 Q1 2022 Q2 2022 Q3 2022 Global M&A Transaction Value - Targets Under $100M EBITDA (disclosed values) Total Transaction Value Number of Transactions 632 403 370 319 597 562 1788 1685 1391 1128 2048 1960 ($USD M) Total Transaction Value Number of Transactions Deal activity down significantly given economic headwinds and macro backdrop ($USD M)

State of the M&A Market 17 Source: Pitchbook. U.S data. 1. LBO multiples use purchase price in the numerator 2. Values approximated for 2010 – 2020. *As of September 30, 2022 Like other illiquid markets, prices are sticky, though with far fewer transactions 9 9.5 9 9.5 11 11 10.5 11 11 11 11 11.1 11.5 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022* Buyout EV/EBITDA Multiples1, 2 4.7 5.2 5.3 5.4 5.8 5.6 5.4 5.8 5.8 5.9 5.7 5.8 5.9 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022* Buyout Debt/EBITDA Ratios

State of the M&A Market 18 We expect an uptick in relevant deal activity in 2023 Much of 2022 deal activity was not relevant to CODI • Numerous minority/non-control transactions often designed to provide liquidity while maintaining favorable credit arrangements • Secondary limited partner sales • Strategic transactions often relying on cost savings for investment case “Avalanche” of restructuring-related transactions has not occurred, though beginning to see some lender-driven transactions Believe transaction pace likely to increase driven by either improved growth prospects, more solid economic footing or increased number of distressed deals in recessionary scenario CODI remains disciplined though well-positioned to invest opportunistically regardless of recession or recovery in 2023

Launch of Healthcare Vertical 19

Kurt Roth Partner, Head of Healthcare • Hired Nov 2022, responsible for leading CODI’s diversification efforts into newest Healthcare vertical • Decade-long professional relationship with senior members of Compass prior to joining • Most recent role: SVP, Corporate Development and Strategy at Sotera Health Company (NASDAQ: SHC) • 25+ years of M&A and business development experience; served as a managing director in Baird’s investment banking unit before Sotera Health Launch of Healthcare Vertical Introduction to Kurt Roth Relevant Experience • Disciplined approach to M&A enabled the successful completion of two transformational and six bolt-on transactions • Strategically expanded the TAM in outsourced MedTech and Pharma Services, increased the corporate growth rate and margins • EBITDA increased 2.5x over Kurt’s seven-year tenure 20

21 We expect several positive secular trends to drive increased spending for healthcare and outsourced & ancillary services Healthcare Industry Overview Annual growth in U.S. health expenditures will average 5.1% over 2021-2030 and reach $6.8T by 2030 (~20% of GDP)¹ This will be driven by: Aging demographic trends coupled with higher levels of access to healthcare Growth in R&D spending and innovation Increasingly complex supply chains and regulatory environment3 2 1 1. The Centers for Medicare & Medicaid Services

22 Healthcare Industry Overview (continued) Aging demographic trends coupled with higher levels of access to healthcare • Healthcare demand is increasing globally • World population expected to increase by nearly 2.0B in the next 30 years, from 8.0B to 9.7B in 2050¹ • One in six people are projected to be over 65 by 2050, up from one in eleven in 2019¹ • Percentage of U.S. population without access to healthcare insurance was 8.3% in 2021, down from 13.3% in 2013² We expect several positive secular trends to drive increased spending, such as: 1 1. The Centers for Medicare & Medicaid Services 2. U.S. Census Bureau

23 Healthcare Industry Overview (continued) Growth in R&D spending and innovation across healthcare • Pharmaceutical and medical device industries continuously innovating and developing new products and treatments • Worldwide pharmaceutical R&D spending expected to grow steadily at a 3% CAGR between 2021 and 2028, reaching $285B¹ • Global pharmaceutical manufacturing market projected to grow at a 12.4% CAGR, reaching $914.9B by 2027 • Top 10 medical device companies expected to grow R&D spending by 4% between 2021 and 2028, reaching $23B² We expect several positive secular trends to drive increased spending, such as: 2 1. EvaluatePharma® Aug 2022 2. EvaluateMedTech® World Preview 2022

24 Healthcare Industry Overview (continued) Increasingly complex supply chains and regulatory environment • More companies are outsourcing production to contract manufacturers, adding new modalities and exploring novel ways to reach patients • Due to supply chain burdens and advances in technology, FDA’s FY2023 budget is $8.4B – a nearly 34% increase over FY2022 • Companies are struggling to keep up with ever-evolving regulatory requirements and increasingly outsourcing these requirements to specialized regulatory consultants We expect several positive secular trends to drive increased spending, such as: 3

25 We are focused on partnering with growing middle-market businesses across the broad Healthcare sector Healthcare Investment Criteria Acquisition criteria:  Headquartered in North America  Industry leader within respective sub-sector  Highly defensible market position  Strong management team  Stable and growing EBITDA of $20M+  Asset light, high free cash flow What we are NOT Pursuing: × Biotech companies × Pre-revenue or negative EBITDA companies × Companies dependent upon healthcare reimbursement

26 Target Healthcare Sectors While we are interested in all areas of Healthcare, we have a particular focus on the following sectors: OUTSOURCED PHARMA SERVICES • CDMO: Small/large molecule, API, finished dosage form, packaging, cold chain • CRO: Drug discovery, preclinical, clinical • CCO: Reg affairs, consulting, patient support, hub services OUTSOURCED MEDICAL MANUFACTURING SERVICES • Design and engineering • Medical device CRO and consulting • Medical manufacturing • Coatings • Packaging and post-manufacturing services • Lab consumables and services OUTSOURCED PROVIDER SERVICES • Outsourced physician services • Clinical provider services • Provider business services • Medical equipment management & logistics

CODI ESG 27

Sustainability is a Business Strategy 28 Companies must embody a clear reason to exist above and beyond the pursuit of profit in order to succeed in today’s world. Companies are being challenged on multiple fronts - economic, societal, geopolitical, technological and environmental. Companies must change the way they do business if they want to stay in business – making sustainability a core business strategy.

29 Do you have a framework? Do you have goals? Do you have KPI’s and practices in place to measure, track and report? Do you have a governance structure model in place? Where does accountability for ESG ultimately reside? Most Common Questions from Investors

WHY? We have a responsibility to play an important role in driving a more sustainable future 30 CODI’s DRIVERS: Gaining long-term value by identifying companies with strong ESG performance Protecting acquisitions against ESG risks by selecting companies that are equipped to deal with turbulence Capture ESG upside by identifying areas of potential value and executing on such opportunities What does ESG mean to CODI? Our material ESG factors are viewed as long-term drivers of value, facilitating oversight of our acquisitions and ability to address the needs our stakeholders

ESG Progress to Date Develop CODI’s ESG Policies and Procedures Leverage ESG Learnings to Help Subsidiary Companies Implement ESG Policies, Processes and Reporting Publicly released our ESG statement Established an ESG committee Introduced board ESG champion and board ESG training Engaged with subsidiaries to implement a standardized ESG data collection process Developed CODI core metrics and minimum standards Initiatives Analysis of International Frameworks and Rating Agencies Progress 31

ESG Framework Design Apply a more holistic and adaptable approach to our investment thesis Sets the parameter for our company leaders to make informed decisions Allows for subsidiary adaptation and customization Aligns with our culture of enhancing long-term returns that benefit people and planet Manage risk quickly and capitalize on bigger opportunities Dynamic and allows for engagement 32

Framework Our ESG framework is built on two key pillars, and supported by eight priority areas, collectively underpinned by sound governance practices Future-Thinking For Our People & Planet Climate action - reducing greenhouse gasses and reducing overall waste Trusted Partner With All Key Stakeholders Employees Encouraging diversity and inclusion of people and thought Attracting and retaining world-class talent Supporting health and well-being Investors Business Partners Community Partners 33 Governance

Today Framework 1 Ambitious Pillars 2 Material Focus Areas 8 Core Metrics Minimum Standards 10 10 Next Steps Measure progress Designate executives as champions Set time bound targets Collect baseline data Report on progress 34

ESG Committee CODI Governance Structure Oversight Through ESG Board Sponsor & Audit Committee Drives Strategic Integration • Approves strategy and policy • Executive sponsorship • Training and development Governs Special Projects • ESG rating agencies and global framework adoption • ESG partnerships Core Metrics and Minimum Standards Measurement, Monitoring and Data Centralization Responsible for delivery and outcome Guidance for subsidiary adoption and strategies including ESG toolkits Subsidiary Adoption and Integration Head of ESG Board CEO 35

ESG ESG as a Strategic Driving Force Risk mitigation into a value creation agenda ESG is integral and built into our business strategy Actions and investments have shifted from tactical to strategic We are not slowing down Proactive mindset allowing us to leverage opportunity 36

Your Questions Answered Do you have a framework? 1 2 3 37 4 5 Do you have goals? Do you have KPI’s and practices in place to measure, track and report? Do you have a governance structure model in place? Where does accountability for this work ultimately reside? 37

38 Financial Review

Revenue and EBITDA

(Figures in all tables below are in millions)

PF REVENUE — QTD

	Three months ended September 30, 2022	Three months ended September 30, 2021	Increase (decrease)	%
Niche Industrial	$219.4	$205.0	$14.4	7.0%
Branded Consumer[1]	$380.5	$314.8	$65.8	20.9%
PF Net Revenues	$599.9	$519.7	$80.2	15.4%

PF ADJ. EBITDA — QTD

	Three months ended September 30, 2022	Three months ended September 30, 2021	Increase (decrease)	%
Niche Industrial	$33.2	$33.0	$0.3	0.8%
Branded Consumer[1]	$85.3	$68.8	$16.5	24.0%
PF Adj. EBITDA	$118.5	$101.8	$16.7	16.5%

PF REVENUE — YTD

	Nine months ended September 30, 2022	Nine months ended September 30, 2021	Increase (decrease)	%
Niche Industrial	$632.8	$559.1	$73.8	13.2%
Branded Consumer[1]	$1,091.5	$936.6	$154.8	16.5%
PF Net Revenues	$1,724.3	$1,495.7	$228.6	15.3%

PF ADJ. EBITDA — YTD

	Nine months ended September 30, 2022	Nine months ended September 30, 2021	Increase (decrease)	%
Niche Industrial	$102.2	$92.2	$10.0	10.8%
Branded Consumer[1]	$256.8	$217.5	$39.3	18.0%
PF Adj. EBITDA	$359.0	$309.7	$49.3	15.9%

1. Net sales for Lugano and PrimaLoft are pro forma as if the Company had acquired these businesses on January 1, 2021. Historical net sales for Lugano prior to acquisition on September 3, 2021 were $18.7 million and $71.2 million, respectively, for the three and nine months ended September 30, 2021. Historical net sales for PrimaLoft prior to acquisition on July 12, 2022 were $2.3 million and $55.2 million, respectively, for the three and nine months ended September 30, 2022, and $12.9 million and $52.4 million, respectively, for the three and nine months ended September 30, 2021.

COMPASS DIVERSIFIED

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40 Recent Strong Financial Performance Significant Increase in Adj. Earnings and Subsidiary Pro Forma Adj. EBITDA Over Past Three Fiscal Years in USD (millions) $70.5 $135.7 $150.0 $303.6 $414.3 $465.0 2020 2021 2022E* Adjusted Earnings Subsidiary Adjusted EBITDA * Guidance midpoint as of the Company’s third quarter earnings call Note: Subsidiary Adj. EBITDA proforma for acquisitions of BOA, Marucci, Lugano and PrimaLoft

Strong Balance Sheet as of September 30, 2022 41 Created duration and fixed cost of capital at historic low rates Opened secured capacity to fund additional acquisitions (e.g., PrimaLoft) at attractive rates 47% 9% 38% Debt Preferred Equity $1,000M 5.25% Fixed Due 2029 $300M 5.0% Fixed Due 2032 70% of Debt Fixed at Blended 5.20%Cash: $61.3M Revolver: $113M Term Loan: $397.5M Leverage and Availability Total Leverage: ~3.9x Secured Leverage: ~1.1x Revolver Availability: ~$485M BALANCE SHEET & SECURED DEBT OVERVIEW UNSECURED DEBT OVERVIEW CAPITAL STRUCTURE Rate on debt: 5.2% Rate on preferred: 7.7%

42 42 Transformed Business Stands to Benefit from Increased Retained Cash Significant increase in retained cash since 2019 $(36.5) $3.7 $55.3 $72.6 2019 2020 2021 YTD 9/30/22 (Before change in working capital) See appendix for retained cash reconciliation Strong subsidiary operating performance leading to increased retained cash Robust retained cash offers enhanced opportunity for growth • Deploying capital in pursuit of new acquisitions • Investing in subsidiaries • Organically de-levering Will provide continued momentum in lowering WACC Retained Cash Over Past Four Years in USD (millions)

43 History of Successfully Deleveraging CODI has a demonstrated history of paying down its debt and is committed to staying conservatively levered 1.8 2.4 3.7 2.9 2.5 2.6 2.8 3 3.5 3.5 3.9 3.9 3.6 1.9 1.9 1.4 1.75 1.9 1.8 3.2 2.9 2.6 2.9 2.96 3.04 2.98 3.93 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sept-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Mar-23 Reported Leverage at Quarter End FOXF Secondary Divestitures Divestitures Preferred Series Offering Pending ACI Sale & Organic Free Cash Flow Common Shares Secondary Offering ATM Equity Proceeds Series A Series B Series C Financial Policy of 3.0x – 3.5x remains the same 43

44 Appendix Q&A Q&A

Appendix 45

Retained Cash Before Working Capital 46 (Figures in thousands) Nine Months Ended September 30, 2022 Year Ended December 31, 2021 Year Ended December 31, 2020 Year Ended December 31, 2019 Net cash provided by operating activities $ (39,923) $ 134,051 $ 148,625 $ 84,562 Changes in operating assets and liabilities (working capital) 223,164 80,990 (2,008) 15,176 Less: Total capital expenditures (39,683) (41,696) (29,406) (34,898) Preferred distributions (18,136) (24,181) (23,678) (15,125) Common distributions (52,794) (93,834)1 (89,856) (86,256) Retained cash before working capital changes $ 72,628 $ 55,330 $ 3,677 $ (36,541) 1. Excludes Special Distribution of $57.1mm paid in September 2021

Net Income (Loss) to Non-GAAP Adjusted Earnings 47 Year Ended December 31, 2021 Year Ended December 31, 2020 Net income $ 126,809 $ 27,197 Income from discontinued options, net of tax 72,770 100 Gain on sale of discontinued operations, net of tax 7,665 13,531 Net income (loss) from continuing operations 46,374 13,566 Less: income (loss) from continuing operations attributable to noncontrolling interest 11,735 3,546 Net income (loss) attributable to Holdings - continuing operations 34,639 10,020 Adjustments: Distributions paid: preferred shares (24,181) (24,180) Amortization expense - intangible assets and inventory step-up 83,108 67,798 Loss on debt extinguishment 33,305 - Non-controlling shareholder compensation 11,437 8,966 Acquisition expenses 3,591 4,832 Integration services fee 4,863 2,125 Corporate tax effect (12,119) - Impairment expense - - Loss on sale of securities - - Other 1,100 922 Adjusted earnings $ 135,743 $ 70,483

Net Income (Loss) to Non-GAAP Adjusted Earnings 48 Three Months Ended Nine Months Ended September 30, 2022 September 30, 2021 September 30, 2022 September 30, 2021 Net income $ 2,585 $ 90,156 $ 63,282 $ 100,901 Gain on sale of discontinued operations 1,479 72,745 6,893 72,745 Income (loss) from discontinued operations, net of tax — (1,309) — 7,665 Net income from continuing operations $ 1,106 $ 18,720 $ 56,389 $ 20,491 Less: income from continuing operations attributable to noncontrolling interest 4,359 2,201 14,927 7,915 Net income (loss) attributable to Holdings - continuing operations $ (3,253) $ 16,519 $ 41,462 $ 12,576 Adjustments: Distributions paid - Preferred Shares (6,045) (6,045) (18,136) (18,136) Amortization expense - intangibles and inventory step up 26,241 19,056 72,092 56,502 Loss on debt extinguishment 534 — 534 33,305 Stock compensation 3,242 2,892 8,851 8,496 Acquisition expenses 5,902 1,866 6,118 2,176 Integration Services Fee 1,625 1,100 2,750 4,300 Held-for-Sale tax impact – corporate 16,457 — 12,119 — Other 1,287 460 4,116 (609) Adjusted Earnings $ 45,990 $ 35,848 $ 129,906 $ 98,610

Adjusted Earnings to Adjusted EBITDA 49 Three Months Ended Nine Months Ended In OOO’s September 30, 2022 September 30, 2021 September 30, 2022 September 30, 2021 Adjusted Earnings $ 45,990 $ 35,848 $ 129,906 $ 98,610 Plus (less): Depreciation 11,284 10,372 32,589 28,896 Income Taxes 21,163 9,556 39,201 24,662 Held-for-Sale tax impact - corporate (16,457) — (12,119) — Interest expense, net 22,799 13,855 57,737 42,607 Amortization of debt issuance 1,004 759 2,735 2,167 Noncontrolling interest 4,359 2,201 14,927 7,915 Preferred distributions 6,045 6,045 18,136 18,136 Other expense (income) 2,139 (1,032) (606) 1,906 Adjusted EBITDA $ 98,326 $ 77,604 $ 282,506 $ 224,899

Adjusted EBITDA

Quarter Ended September 30, 2022

In 000's	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$ (29,950)	$ 5,905	$ 8,935	$ (759)	$ 8,095	$ 4,230	$ (8,492)	$ 4,679	$ 2,426	$ 2,765	$ 3,475	$ (203)	$ 1,106
Adjusted for:													
Provision (benefit) for income taxes	16,457	1,906	1,776	(410)	1,166	1,609	(3,570)	1,416	671	805	537	(1,200)	21,163
Interest expense, net	22,725	2	(7)	—	3	3	(4)	70	—	—	7	—	22,799
Intercompany interest	(28,762)	3,503	1,808	1,737	3,263	1,812	3,251	2,997	1,621	2,821	1,402	4,547	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization expense	285	5,766	5,577	2,033	3,083	2,504	4,194	3,420	538	4,124	1,936	5,069	38,529
EBITDA	$ (18,711)	$ 17,082	$ 18,089	$ 2,601	$ 15,610	$ 10,158	$ (4,621)	$ 12,582	$ 5,256	$ 10,515	$ 7,357	8,213	$ 84,131
Other (income) expense	(73)	709	403	—	—	(1)	260	971	224	110	—	(463)	2,140
Non-controlling shareholder compensation	—	381	621	362	356	537	—	240	124	375	13	232	3,241
Acquisition expenses	—	—	—	—	—	—	5,680	222	—	—	—	—	5,902
Integration services fee	—	—	—	—	562	—	1,063	—	—	—	—	—	1,625
Other	—	—	—	—	—	—	—	—	853	—	—	434	1,287
Adjusted EBITDA	$ (18,784)	$ 18,172	$ 19,113	$ 2,963	$ 16,528	$ 10,694	$ 2,382	$ 14,015	$ 6,457	$ 11,000	$ 7,370	8,416	$ 98,326

COMPASS DIVERSIFIED

50

Adjusted EBITDA

Quarter Ended September 30, 2021

In 000's	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$ (10,553)	$ 5,223	$ 4,256	$ (531)	$ 681	$ 2,235	$ 8,568	$ 3,821	$ 2,594	$ 2,245	$ 181	$ 18,720
Adjusted for:												
Provision (benefit) for income taxes	—	1,830	700	329	304	631	2,334	1,093	1,336	1,058	(58)	9,557
Interest expense, net	13,813	1	—	—	—	1	35	—	—	5	—	13,855
Intercompany interest	(17,717)	2,960	1,958	441	548	697	1,902	1,792	1,657	1,313	4,449	—
Depreciation and amortization	243	5,868	5,149	2,050	70	2,155	3,161	557	3,206	2,005	5,722	30,186
EBITDA	$ (14,214)	$ 15,882	$ 12,063	$ 2,289	$ 1,603	$ 5,719	$ 16,000	$ 7,263	$ 8,793	$ 6,626	$ 10,294	$ 72,318
Other (income) expense	(433)	(2)	110	—	22	(11)	(2)	55	(267)	(51)	(453)	(1,032)
Non-controlling shareholder compensation	—	639	572	434	—	275	253	124	257	8	330	2,892
Acquisition expenses	39	—	—	—	1,827	—	—	—	—	—	—	1,866
Integration services fees	—	—	1,100	—	—	—	—	—	—	—	—	1,100
Other	187	273	—	—	—	—	—	—	—	—	—	460
Adjusted EBITDA (1)	$ (14,421)	$ 16,792	$ 13,845	$ 2,723	$ 3,452	$ 5,983	$ 16,251	$ 7,442	$ 8,783	$ 6,583	$ 10,171	$ 77,604

1) As a result of the sale of Liberty Safe in August 2021, Adjusted EBITDA for the three months ended September 30, 2021 does not include $0.2 million in Adjusted EBITDA from Liberty.

COMPASS DIVERSIFIED

51

Adjusted EBITDA

Nine Months Ended September 30, 2022

In 000's	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	ACI	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$ (51,431)	$ 15,540	$ 37,122	$ (634)	$ 21,871	$ 8,374	$ (8,492)	$ 7,826	$ 9,510	$ 7,149	$ 7,217	$ 2,337	$ 56,389
Adjusted for:													
Provision (benefit) for income taxes	12,119	4,999	6,819	432	5,863	2,821	(3,570)	2,372	2,600	2,907	2,768	(929)	39,201
Interest expense, net	57,559	12	(19)	2	12	13	(4)	142	—	—	20	—	57,737
Intercompany interest	(71,727)	9,501	5,634	4,000	7,841	4,649	3,251	6,987	4,851	7,844	3,947	13,222	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization expense	862	16,804	16,345	6,061	8,385	9,558	4,194	9,981	1,634	12,254	6,065	15,272	107,415
EBITDA	$ (52,084)	$ 46,856	$ 65,901	$ 9,861	$ 43,972	$ 25,415	$ (4,621)	$ 27,308	$ 18,595	$ 30,154	$ 20,017	$ 29,902	$ 261,276
Other (income) expense	(73)	93	498	4	2	(1,829)	260	1,154	251	219	—	(1,185)	(606)
Non-controlling shareholder compensation	—	1,210	1,889	1,154	800	1,089	—	742	372	910	38	647	8,851
Acquisition expenses	—	—	—	—	—	—	5,680	222	—	216	—	—	6,118
Integration services fee	—	—	—	—	1,688	—	1,063	—	—	—	—	—	2,751
Other	—	—	—	250	—	1,802	—	—	853	—	—	1,211	4,116
Adjusted EBITDA	$ (52,157)	$ 48,159	$ 68,288	$ 11,269	$ 46,462	$ 26,477	$ 2,382	$ 29,426	$ 20,071	$ 31,499	$ 20,055	$ 30,575	$ 282,506

COMPASS DIVERSIFIED

52

Adjusted EBITDA

Nine Months Ended September 30, 2021

In 000's	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	Advanced Circuits	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$ (64,717)	$ 14,318	$ 16,908	$ 3,071	$ 681	$ 9,485	$ 19,157	$ 10,366	$ 5,892	$ 3,839	$ 1,491	$ 20,491
Adjusted for:												
Provision (benefit) for income taxes	—	4,857	2,165	1,357	304	2,920	5,381	2,547	2,867	2,062	202	24,662
Interest expense, net	42,464	8	—	—	—	5	125	—	—	5	—	42,607
Intercompany interest	(53,234)	8,743	6,320	1,514	548	1,890	5,586	5,484	5,075	4,128	13,946	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	642	16,762	15,033	6,377	70	6,377	9,489	1,658	9,022	5,822	16,313	87,565
EBITDA	$ (41,540)	$ 44,688	$ 40,426	$ 12,319	$ 1,603	$ 20,677	$ 39,738	$ 20,055	$ 22,856	$ 15,856	$ 31,952	$ 208,630
Other (income) expense	(286)	(302)	190	—	22	881	2,611	123	(399)	(51)	(883)	1,906
Non-controlling shareholder compensation	—	1,926	1,655	1,241	—	826	777	372	770	16	913	(8,496)
Acquisition expenses	39	—	—	—	1,827	—	—	—	—	310	—	2,176
Integration services fees	—	—	3,300	—	—	1,000	—	—	—	—	—	4,300
Other	1,085	273	—	—	—		(2,300)	—	—	—	333	(609)
Adjusted EBITDA [1]	$ (40,702)	$ 46,585	$ 45,571	$ 13,560	$ 3,452	$ 23,384	$ 40,826	$ 20,550	$ 23,227	$ 16,131	$ 32,315	$ 224,889

1) As a result of the sale of Liberty Safe in August 2021, Adjusted EBITDA for the nine months ended September 30, 2021 does not include $12.7 million in Adjusted EBITDA from Liberty.

COMPASS DIVERSIFIED

53

Adjusted EBITDA

Year ended December 31, 2021

In 000's	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	Advanced Circuits	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$ (65,287)	$ 20,152	$ 21,178	$ 5,079	$ 5,239	$ 10,232	$ 23,035	$ 14,178	$ 7,871	$ 5,013	$ (316)	$ 46,374
Adjusted for:												
Provision (benefit) for income taxes	(12,119)	6,905	3,559	2,018	2,094	3,070	6,237	3,419	2,619	1,345	2,609	21,756
Interest expense, net	58,639	16	—	—	9	5	165	—	(1)	6	—	58,839
Intercompany interest	(73,982)	11,868	8,581	1,960	2,450	3,110	7,461	7,217	7,558	5,455	18,322	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—		—	—	—	33,305
Depreciation and amortization	905	22,355	20,279	8,435	4,757	8,634	12,704	2,212	12,938	8,888	23,369	125,476
EBITDA	(58,539)	61,296	53,597	17,492	14,549	25,051	49,602	27,026	30,985	20,707	43,984	285,750
Other (income) expense	(284)	125	377	—	16	(119)	2,573	299	(323)	8	(1,189)	1,483
Other	1,132	273	—	—	—	1,000	(2,300)	—	—	—	995	1,100
Non-controlling shareholder compensation	—	2,428	2,194	1,693	190	1,101	1,020	496	1,035	38	1,242	11,437
Acquisition expenses	39	—	—	—	1,827	971	—		444	310	—	3,591
Integration services fee	—	—	3,300	—	563	1,000	—		—	—	—	4,863
Management fees												—
Adjusted EBITDA	$ (57,652)	$ 64,122	$ 59,468	$ 19,185	$ 17,145	$ 29,004	$ 50,895	$ 27,821	$ 32,141	$ 21,063	$ 45,032	$ 308,224

COMPASS DIVERSIFIED

54

Adjusted EBITDA

Year ended December 31, 2020

In 000's

	Corporate	5.11	BOA	Ergo	Liberty	Marucci Sports	Velocity Outdoor	ACI	Arnold	Altor Solutions	Sterno	Consolidated
Net income from continuing operations (1)	$(19,065)	$12,356	$(2,640)	$725	$9,902	$(4,785)	$11,161	$13,170	$(3,539)	$6,092	$3,820	$27,197
Adjusted for:												
Provision (benefit) for income taxes	—	1,808	(535)	2,033	3,288	(1,390)	3,560	3,431	(198)	2,554	2,343	16,894
Interest expense, net	45,610	19	—	—	—	7	131	—	—	—	1	45,768
Intercompany interest	(70,449)	14,085	2,043	2,405	3,548	1,843	8,915	5,778	5,730	7,084	19,018	—
Depreciation and amortization	399	21,483	5,589	8,199	1,742	10,203	12,781	2,773	6,805	12,722	22,510	105,206
EBITDA	(43,505)	49,751	4,457	13,362	18,480	5,878	36,548	25,152	8,798	28,452	47,692	195,065
Gain on sale of business	(100)	—	—	—	—	—	—	—	—	—	—	(100)
Other (income) expense	—	1,420	39	—	7	(42)	931	154	9	(38)	140	2,620
Noncontrolling shareholder compensation	—	2,489	469	1,156	29	634	1,549	495	(20)	1,028	1,166	8,995
Acquisition expenses and other	—	—	2,517	—	—	2,042	—	—	—	273	—	4,832
Integration service fee	—	—	1,125	—	—	1,000	—	—	—	—	—	2,125
Other	324	—	—	598	—	—	—	—	—	—	—	922
Adjusted EBITDA	$(43,281)	$ 53,660	$8,607	$15,116	$18,516	$9,512	$39,028	$25,801	$8,787	$29,715	$48,998	$214,459

(1) Net Income (loss) does not include income (loss) from discontinued operations for the year ended December 31, 2020.

COMPASS DIVERSIFIED

55

LTM Revenue Trailing Twelve Months Ended September 30, 2022 in 000’s TTM 9/30/2022 Branded Consumer 5.11 Tactical $474,562 BOA 211,332 Ergobaby 92,787 Lugano 180,453 Marucci Sports 154,319 PrimaLoft 79,391 Velocity Outdoor 245,309 $1,438,153 Niche Industrial Advanced Circuits $90,472 Altor Solutions 257,225 Arnold 154,367 Sterno Group 357,474 $859,538 Consolidated Pro forma revenue $2,297,691 Pro forma Net Sales Lugano $ - PrimaLoft 55,185 55,185 56

Adjusted EBITDA

Twelve Months Ended September 30, 2022

In 000's	Corporate	5.11 Tactical	BOA	Ergobaby	Lugano	Marucci Sports	Proforma PrimaLoft	Velocity Outdoor	Advanced Circuits	Altor	Arnold Magnetics	Sterno	Consolidated	Less: Corporate	Adjusted EBITDA
Net Income (loss) from continuing operations	$ (52,001)	$ 21,374	$ 41,392	$ 1,374	$ 26,429	$ 9,121	$ 4,876	$ 11,704	$ 13,322	$ 9,128	$ 8,391	$ 530	$ 95,640	$ (52,001)	$ 147,641
Adjusted for:															
Provision (benefit) for income taxes	-	7,047	8,213	1,093	7,653	2,971	875	3,228	3,472	2,659	2,051	1,478	40,740	-	40,740
Interest expense, net	73,734	20	(19)	2	21	13	5,829	182	-	(1)	21	-	79,802	73,734	6,068
Intercompany interest	(92,475)	12,626	7,895	4,446	9,743	5,869	3,251	8,862	6,584	10,327	5,274	17,598	(0)	(92,475)	92,475
Loss on debt extinguishment	534	-	-	-	-	-	-	-	-	-	-	-	534	534	-
Depreciation and amortization expense	1,125	22,397	21,591	8,119	13,072	11,815	8,028	13,196	2,188	16,170	9,131	22,328	149,160	1,125	148,035
EBITDA	(69,083)	63,464	79,072	15,034	56,918	29,789	22,859	37,172	25,565	38,283	24,868	41,934	365,875	(69,083)	434,958
Other (income) expense	(71)	520	685	4	(4)	(2,829)	1,498	1,116	426	293	59	(1,491)	207	(71)	278
Non-controlling shareholder compensation	-	1,712	2,428	1,606	990	1,364	481	985	496	1,175	60	976	12,273	-	12,273
Acquisition expenses	-	-	-	-	-	971	5,680	222	-	660	-	-	7,533	-	7,533
Integration services fee	-	-	-	-	2,251	-	1,063	-	-	-	-	-	3,313	-	3,313
Other	47	-	-	250	-	2,802	-	-	853	-	-	1,873	5,825	47	5,778
Adjusted EBITDA	$ (69,107)	$ 65,696	$ 82,185	$ 16,894	$ 60,154	$ 32,097	$ 31,581	$ 39,495	$ 27,341	$ 40,411	$ 24,987	$ 43,292	$ 395,026	$ (69,107)	$ 464,133

COMPASS DIVERSIFIED

57

Adjusted EBITDA

Twelve Months Ended September 30, 2021

In 000's	Corporate	5.11 Tactical	BOA	Ergobaby	Proforma Lugano	Marucci Sports	Proforma PrimaLoft	Velocity Outdoor	Advanced Circuits	Altor	Arnold Magnetics	Sterno	Consolidated	Less: Corporate	Subsidiary Adjusted EBITDA
Net Income (loss) from continuing operations	$ (74,065)	$ 21,159	$ 16,803	$ 1,959	$ 25,698	$ 10,044	$ 10,006	$ 26,073	$ 12,556	$ 7,796	$ 2,019	$ 3,180	$ 63,228	$ (74,065)	$ 137,293
Adjusted for:															
Provision (benefit) for income taxes	-	6,720	(1,516)	1,125	1,112	3,881	2,169	7,555	3,100	3,530	1,920	2,383	31,979	-	31,979
Interest expense, net	56,103	(16)	-	-	4,838	6	4,077	154	-	-	5	1	65,168	56,103	9,065
Intercompany interest	(71,454)	12,058	8,363	2,101	548	2,539	-	7,556	7,086	6,869	5,558	18,776	-	(71,454)	71,454
Loss on debt extinguishment	33,305	-	-	-	-	-	-	-	-	-	-	-	33,305	33,305	-
Depreciation and amortization expense	595	22,212	20,808	8,424	388	8,549	4,899	12,619	2,451	12,271	7,587	21,572	122,375	595	121,780
EBITDA	(55,516)	62,133	44,458	13,609	32,584	25,019	21,151	53,957	25,193	30,466	17,089	45,912	316,055	(55,516)	371,571
Other (income) expense	(292)	(280)	380	-	262	885	234	2,494	151	(0)	(41)	(829)	2,963	(292)	3,256
Non-controlling shareholder compensation	-	2,545	3,225	1,649	-	1,099	547	1,039	495	1,027	(38)	1,428	13,016	-	13,016
Acquisition expenses	39	-	2,517	-	1,827	-	-	-	-	-	310	-	4,693	39	4,654
Integration services fee	-	-	4,425	-	-	1,500	-	-	-	-	-	-	5,925	-	5,925
Other	1,409	273	-	-	-	-	-	(2,300)	-	-	-	333	(285)	1,409	(1,694)
Adjusted EBITDA	$ (54,360)	$ 64,671	$ 55,005	$ 15,258	$ 34,673	$ 28,503	$ 21,932	$ 55,190	$ 25,839	$ 31,493	$ 17,320	$ 46,844	$ 342,368	$ (54,360)	$ 396,728

COMPASS DIVERSIFIED

58

Reconciliation of 1st Year Adjusted EBITDA Lugano As Reported in 000’s QTD 12/31/21 YTD 9/30/22 TTM 9/30/2022 Net income (loss) from continuing operations $ 4,558 $ 21,871 $ 26,429 Adjusted for: Provision (benefit) for income taxes 1,790 5,863 7,653 Interest expense, net 9 12 21 Intercompany interest 1,902 7,841 9,743 Loss on debt extinguishment - - - Depreciation and amortization 4,687 8,385 13,072 EBITDA 12,946 43,972 56,918 Other (income) expense (6) 2 (4) Non-controlling shareholder compensation 190 800 990 Acquisition expenses - - - Integration services fee 563 1,688 2,251 Other - - - Adjusted EBITDA 13,693 $ 46,462 $ 60,154 59 in 000’s BOA As Reported YTD 12/31/21 Net income (loss) from continuing operations $ 21,178 Adjusted for: Provision (benefit) for income taxes 3,559 Interest expense, net - Intercompany interest 8,581 Loss on debt extinguishment - Depreciation and amortization 20,279 EBITDA 53,597 Other (income) expense 377 Non-controlling shareholder compensation 2,194 Acquisition expenses - Integration services fee 3,300 Other - Adjusted EBITDA $ 59,468

Reconciliation of 1st Year Adjusted EBITDA Marucci QTD 9/30/20 QTD 12/31/20 As Reported in 000’s YTD 6/30/21 TTM 6/30/21 Net income (loss) from continuing operations $ 981 559 $ 7,250 $ 8,790 Adjusted for: Provision (benefit) for income taxes (407) 961 2,289 2,843 Interest expense, net 2 1 4 7 Intercompany interest 662 649 1,193 2,504 Loss on debt extinguishment - - - - Depreciation and amortization 3,314 2,172 4,222 9,708 EBITDA 4,552 4,342 14,958 23,852 Other (income) expense (5) 4 892 891 Non-controlling shareholder compensation 271 273 551 1,095 Acquisition expenses - - - Integration services fee 500 500 1,000 2,000 Other - - - - Adjusted EBITDA $ 5,318 $ 5,119 $ 17,401 $ 27,838 60

Subsidiary Pro Forma Adjusted EBITDA1 61 Year Ended December 31, 2021 Year Ended December 31, 2020 Advanced Circuits $ 27,820 $ 25,801 Altor Solutions 32,141 29,715 Arnold Magnetics 21,063 8,787 BOA2 59,468 33,149 Ergo 19,185 15,116 Lugano2 40,648 20,594 Marucci2 29,004 13,371 PrimaLoft2 24,963 15,334 Sterno 45,032 48,998 Velocity Outdoor 50,895 39,028 5.11 64,122 53,660 $ 414,341 $ 303,553 1. Reduced for management fees paid by subsidiaries 2. BOA year ended December 31, 2020 results include $24.5 million of Adjusted EBITDA prior to our acquisition. Lugano year ended December 31, 2021 and 2020 results include $23.3 million and $20.6 million of Adjusted EBITDA prior to our acquisition. Marucci year ended December 31, 2020 results include $3.9 million of Adjusted EBITDA prior to our acquisition. PrimaLoft year ended December 31, 2021 and 2020 results include $25.0 million and $15.3 million of Adjusted EBITDA prior to our acquisition.